EXHIBIT 10.21

                               CORPORATE GUARANTY

In consideration of Mitsui & Co. Precious Metals, Inc., 200 Park Ave., New York, N.Y. 10166 and/or each of its present or future subsidiaries or divisions (hereinafter designated the "Creditor") accepting orders from, entering into contracts with, entering into forward and options agreements with, and making purchases and sales of precious metals, goods and merchandise from and to AMI Doduco Inc. (hereinafter designated the "Customer"), the undersigned jointly and severally unconditionally guarantees to Creditor the full and prompt performance by Customer of all obligations which Customer presently or hereafter may have to Creditor and payment when due of all sums presently or hereafter owing by Customer to Creditor, in each case, under such orders, contracts, agreements and transactions, and agree to indemnify Creditor against any losses Creditor may incur as a result of any gross negligence or willful misconduct of Customer related to its agreement with Creditor.

For the purposes of this guaranty and indemnity, all sums owing to Creditor by Customer shall be deemed to have become immediately due and payable if (a) Customer defaults in any of its material obligations to Creditor; (b) A petition under any Chapter of the Bankruptcy Act as amended, or for the appointment of a receiver of any part of the property of Customer be filed against Customer, and Customer not defend the same in good faith; (c) Such a petition be filed by Customer; (d) Customer makes a general assignment for the benefit of creditors, or commits any act of insolvency or; (e) An attachment be levied or tax lien be filed against any of Customer's property for any material amount which Customer does not dispute.

This shall be a continuing guaranty and indemnity, and irrespective of the lack of any notice to or consent of undersigned, their obligations hereunder shall not be impaired in any manner whatsoever by any (a) new agreements or obligations of Customer with or to Creditor; amendments, extensions, modifications, renewals or waivers of default as to any existing or future agreements or obligations of Customer or third parties with or to Creditor, or extensions of credit by Creditor to Customer; (b) adjustments, compromises, or releases of any obligations of Customer, undersigned, or other parties, or exchanges, releases, or sales of any security of obligor, undersigned, or other parties; (c) incorrectness, invalidity or unenforceability, for any reason, of any instrument or writing or acts of commission or omission by Customer; (d) compositions, extensions, moratoria, or other relief granted to Customer pursuant to any statute presently in force or hereafter enacted; or (c) interruptions in the business relations between Creditor and Customer.

Notice of Customer's acceptance hereof, of default, and non-payment by Customer or any parties, of presentment, protest, and demand and of all other matters of which undersigned otherwise might be entitled, is waived.

The obligations hereunder of the undersigned are independent and several, and shall be binding upon their respective successors and assigns.

The undersigned may terminate (his or her) obligations hereunder as to the future transactions between Creditor and Customer only by registered mail by Notice to Creditor at 200 Park Ave., New York, N.Y. 10166 provided, however, that such termination shall not affect either (his or her) liability hereunder with respect to any obligations of Customer to Creditor incurred prior to Creditor's receipt of such notice.

Undersigned shall reimburse Creditor, on demand, for all reasonable expenses, including reasonable attorney's fees, incurred by Creditor in the enforcement or attempted enforcement of any of Creditor's rights hereunder against any of the undersigned.

This guaranty and indemnity is assignable with the prior written consent of the undersigned, which may not be unreasonably withheld, and shall inure to the benefit of Creditor's successors and assigns.

If Customer should default in the performance of any of Customer's obligations to Creditor, and if any third party makes any payment to Creditor with respect thereto, such third party shall, to the extent thereof, be subrogated to all of Creditor's rights against undersigned.

Although this guarantee agreement may be released, terminated, or, may expire, in the event Customer becomes bankrupt and a Trustee or other party seeks to recover any payments made by Customer to Creditor as preferences, the undersigned will remain liable hereunder and Creditor will have recourse to undersigned should any amounts received by Creditor from Customer, while this guarantee was in effect, have to be returned to Trustee or other party.

Legal rights and obligations hereunder shall be determined in accordance with the law of the State of New York.

This Agreement is made and entered into this 1st day of November, 2004.

Agreed and Accepted by Company:

Technitrol Inc.


/s/ Thomas Considine
-----------------------------------------------

Name:  Thomas Considine

Title:  Vice President, Secretary and Treasurer


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